[WISS & COMPANY LLP LETTERHEAD]



                                    December 22, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re:   Clearview Cinema Group, Inc.

Ladies and Gentlemen:

     We have reviewed the Company's disclosure contained in Item 4 to the Company's Form -K dated December 18, 1997 and agree with the statements made therein.


                                    Very truly yours,

                                    /s/ Wiss & Company LLP
                                    ---------------------------
                                    Wiss & Company LLP